                                                                    Exhibit (21)

                                   REGISTRANT
                                   ECOLAB INC.


                                          STATE OR
                                            OTHER
                                        JURISDICTION              PERCENTAGE
                                             OF                       OF
NAME OF AFFILIATE                       INCORPORATION              OWNERSHIP
-----------------                       -------------             ----------
Ecolab S.A.                               Argentina                   100
Ecolab Pty Ltd.                           Australia                   100
                                          (N.S.W.)
Ecolab Limited                             Bahamas                    100
Ecolab (Barbados) Limited                 Barbados                    100
Ecolab Quimica Ltda.                       Brazil                     100
Ecolab Holdings Limited                 Canada (Ont.)                 100
     Ecolab Ltd.                        Canada (Ont.)                 100
Ecolab S.A.                                 Chile                     100
Ecolab Sociedad Anonima                  Costa Rica                   100
Ecolab S.A.                                France                     100
     Societe Francaise de                  France                     100
     Produits Techniques
     (MAGNUS)
Ecolab GmbH                                Germany                    100
     Ecolab Export GmbH                    Germany                    100
Ecolab, Sociedad Anonima                  Guatemala                   100
Quimicas Ecolab, S.A.                     Honduras                    100
Ecolab Limited                            Hong Kong                   100
PT. Ecolab Indonesia                      Indonesia                    60
Ecolab Limited                             Jamaica                    100
Ecolab K.K.                                 Japan                     100
Ecolab Korea Ltd.                           Korea                     100
Soilax Lebanon S.a.r.l.                    Lebanon                    100
Ecolab Sdn. Bhd.                          Malaysia                    100
Ecolab S.A. de C.V.                        Mexico                     100
Ecolab Finance N.V.                     Netherlands                   100
                                          Antilles
                                          (Curacao)

                                           STATE OR
                                            OTHER
                                         JURISDICTION           PERCENTAGE
                                              OF                   OF
NAME OF AFFILIATE                       INCORPORATION           OWNERSHIP
-----------------                       -------------          ----------

     Eclab Export Limited                  Ireland                    100
        Ecolab Co.                         Ireland                    100
     Ecolab International B.V.           Netherlands                  100
Ecolab Limited                           New Zealand                  100
Ecolab Chemicals Ltd.                     People's                     51
                                        Republic of
                                            China
Ecolab Philippines, Inc.                 Philippines                  100
Ecolab Pte. Ltd.                          Singapore                   100
Ecolab Ltd.                                Taiwan                     100
Ecolab Limited                            Thailand                    100
Ecolab Foreign Sales Corp.               U.S. Virgin                  100
                                           Islands
Ecolab S.A.                               Venezuela                    51

UNITED STATES
Kay Chemical Company                       North                      100
                                          Carolina
Kay Chemical International,                North                      100
Inc.                                      Carolina
Kay Europe, Inc.                           North                      100
                                          Carolina
Ecolab Manufacturing Inc.                 Delaware                    100
Ecolab Holdings Inc.                      Delaware                    100
Ecolab Investment Inc.                    Delaware                    100
Ecolab Foundation                         Minnesota                   100
Industrial Maintenance                     North                      100
Corporation                               Carolina


Certain additional inactive subsidiaries, which are not significant in the aggregate, are not shown.